SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 19, 2006

AMERICAN MORTGAGE ACCEPTANCE COMPANY

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS

(State or other Jurisdiction of Incorporation)

0-23972	13-6972380
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2006, American Mortgage Acceptance Company (the “Company”) and CharterMac, an affiliated company and parent of the Company’s Advisor, CharterMac AMI Associates, Inc., entered into a Second Amendment to the Loan Agreement (the “Second Amendment”). The Second Amendment was approved by the Company’s independent trustees and amends the Loan Agreement between the CharterMac, as lender, and the Company, as borrower, dated June 30, 2004, as amended by the First Amendment to the Loan Agreement dated June 30, 2005 (collectively, the “Loan Agreement”). The Loan Agreement as amended, matures on June 30, 2006 and provides up to $20 million in borrowings to be used by the Company to purchase new investments and bears interest at LIBOR plus 300 basis points. The Second Amendment increases the revolving credit facility borrowing limit from $20 million to $50 million and extends the term during which the Company may obtain loans until June 30, 2007. The Loan Agreement, as amended, contains the customary restrictions and covenants that are similar to the Company’s warehouse debt facility with an unaffiliated lender.

The First Amendment to the Loan Agreement, Second Amendment and the related amended and restated credit note are attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 9.01. Financial Statements and Exhibits

(a).	Financial Statements

Not Applicable.

(b).	Pro Forma Financial Information

Not Applicable.

(c).	Exhibits

Exhibit 10.1	First Amendment to the Loan Agreement
Exhibit 10.2	Second Amendment to the Loan Agreement
Exhibit 10.3	Amended and Restated Credit Note

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Mortgage Acceptance Company

(Registrant)

By:	/s/ Alan P. Hirmes
Alan P. Hirmes
Chief Financial Officer

April 25, 2006